Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As oil and gas consultants, we hereby consent to the use of our name and our report dated January 4, 2012, in this Form 10-K, incorporated by reference into Kinder Morgan Energy Partners, L.P.'s previously filed Registration Statement File Nos. 333-122424, 333-25995, 333-62155, 333-33726, 333-54616, 333-60912-01, 333-55866-01, 333-91316-01, 333-102961, 333-102962-01, 333-124471, 333-141491, 333-142584, 333-153598, 333-164408, and 333-171864 on Form S-3, 333-167562 on Form S-3ASR, and 333-122168 and 333-56343 on Form S-8.

NETHERLAND, SEWELL & ASSOCIATES, INC.

/s/ Danny D. Simmons
By:
Danny D. Simmons, P.E.
President and Chief Operating Officer

Houston, Texas
February 9, 2012

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